Exhibit 16.1

March 15, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01(a) of The New York Times Company’s Form 8-K/A dated December 14, 2006, and agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP